Exhibit 4.1

COMPANY VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of December 13, 2004, by and among 3Com Corporation, a Delaware corporation (“Parent”), TippingPoint Technologies, Inc., a Delaware corporation (the “Company”), and the undersigned stockholder (“Stockholder”) of the Company.

RECITALS

A. Concurrently with the execution of this Agreement, Parent and the Company have entered into an Agreement and Plan of Merger (the “Merger Agreement”), which provides for the merger (the “Merger”) of a wholly owned subsidiary of Parent with and into the Company.

B. Pursuant to the Merger, all of the issued and outstanding shares of capital stock of the Company will be canceled and converted into the right to receive the consideration set forth in the Merger Agreement, all upon the terms and subject to the conditions set forth in the Merger Agreement.

C. As of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of the number of shares of outstanding capital stock of the Company (the “Shares”) and other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company, all as set forth on the signature page of this Agreement.

D. As a material inducement to Parent to enter into and to consummate the transactions contemplated by the Merger Agreement, Parent has required that Stockholder agree, and Stockholder is willing to agree, to restrict the transfer or disposition of any of the Shares, or any other shares of capital stock of the Company acquired by Stockholder hereafter and prior to the Expiration Time (as defined in Section 1(a) hereof), and to vote the Shares and any other such shares of capital stock of the Company as set forth in this Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. Agreement to Retain Shares.

(a) Transfer. Stockholder agrees that, at all times during the period beginning on the date hereof and ending at the Expiration Time, Stockholder shall not Transfer (as defined below) any of the Shares or any New Shares (as defined in Section 1(b) hereof), or make any agreement regarding any Transfer, in each case without the prior written consent of Parent. Stockholder agrees that any Transfer in violation of this Agreement shall be void and of no force or effect.

As used herein, the term “Expiration Time” shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, or (ii) the termination of the Merger Agreement in accordance with the terms thereof. As used herein, the term “Transfer” shall mean, with respect to any security, the direct or indirect assignment, sale, transfer, tender, pledge, hypothecation, or the gift, placement in trust, or the Constructive Sale (as defined below) or other disposition of such security (excluding transfers by testamentary or intestate succession or otherwise by operation of law) or any right, title or interest therein (including, but not limited to, any right or power to vote to which the holder thereof may be entitled, whether such right or power is granted by proxy or otherwise), or the record or beneficial ownership thereof, the offer to make such a sale, transfer, Constructive Sale or other disposition, and each agreement, arrangement or understanding, whether or not in writing, to effect any of the foregoing, excluding any Transfer (A) pursuant to a court order, (B) pursuant to the Merger, or (C) to any affiliate or family member of Stockholder if such transferee, prior to the Transfer, executes a binding agreement with Parent and the Company substantially in the form of this Agreement. As used herein, the term “Constructive Sale” shall mean, with respect to any security, a short sale with respect to such security, entering into or acquiring an offsetting derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative transaction that has the effect of materially changing the economic benefits and risks of ownership.

(b) New Shares. Stockholder agrees that any shares of capital stock of the Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Time, including, without limitation, shares issued or issuable upon the conversion, exercise or exchange, as the case may be, of all securities held by Stockholder which are convertible into, or exercisable or exchangeable for, shares of capital stock of the Company (“New Shares”), shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares as of the date hereof.

2. Agreement to Vote Shares. Until the Expiration Time, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, Stockholder shall vote, to the extent not voted by the person(s) appointed under the Proxy (as defined in Section 3), the outstanding Shares and any outstanding New Shares (to the extent any such New Shares may be voted):

(i) in favor of approval and adoption of the Merger Agreement and in favor of each of the other actions contemplated by the Merger Agreement and the Proxy and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

(iii) against any of the following actions (other than those actions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets,

reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease, license or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

(iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, any sale of assets, change of control or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

Prior to the Expiration Time, Stockholder shall not enter into any agreement or understanding with any person to vote or give instructions in any manner inconsistent with this Section 2.

3. Irrevocable Proxy. Concurrently with the execution of this Agreement, Stockholder agrees to deliver to Parent an irrevocable proxy in the form attached hereto as Appendix A (the “Proxy”), which shall be irrevocable to the fullest extent permitted by applicable law, covering the total number of Shares and New Shares.

4. Representations, Warranties and Covenants of Stockholder. Stockholder represents, warrants and covenants to Parent as follows:

(i) Stockholder is the beneficial owner of the Shares, with full power to vote or direct the voting of the Shares for and on behalf of any and all beneficial owners of the Shares.

(ii) As of the date hereof, the Shares are, and at all times up until the Expiration Time the Shares will be, free and clear of any rights of first refusal, co-sale rights, security interests, liens, pledges, claims, options, charges or other encumbrances of any kind or nature, in each case that would impair Stockholder’s ability to fulfill its obligations under Section 2, other than the number of Shares listed on the signature page to this Agreement that are pledged to the individual listed on the signature page to this Agreement pursuant to a pledge agreement and note (the “Pledged Shares”), which Pledged Shares are, and at all times up until the Expiration Time will be, subject in all respects to a voting agreement and proxy that (A) is identical to this Agreement and the Proxy (except as to the identity of Stockholder and the number of Shares beneficially owned by such Stockholder) and (B) obligates the holder of such Pledged Shares to vote all such Pledged Shares in the manner set forth in Section 2 hereof and the Proxy. The execution and delivery of this Agreement by Stockholder do not, and Stockholder’s performance of its obligations under this Agreement will not conflict with or violate any order, decree, judgment or agreement applicable to Stockholder or by which Stockholder or any of Stockholder’s properties or Shares is bound.

(iii) Stockholder does not beneficially own any shares of capital stock of the Company, or any securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company, other than as set forth on the signature page hereto.

(iv) Stockholder has full power and authority to make, enter into and carry out the terms of this Agreement, the Proxy and any other related agreements to which Stockholder is a party.

(v) Stockholder shall not take any action that the Company is prohibited from authorizing or permitting any Representative (as defined in the Merger Agreement) from taking under Section 5.4(a) of the Merger Agreement, whether or not Stockholder is or remains a Representative.

(vi) Stockholder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other Company voting agreements and proxies to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the board of directors of the Company, breaches any fiduciary duty of the board of directors of the Company or any member thereof; provided, that Stockholder may defend against, contest or settle any such action, claim, suit or cause of action brought against Stockholder that relates solely to Stockholder’s capacity as a director or officer of the Company.

(vii) Stockholder hereby agrees and covenants that, as soon as practicable after the date hereof, Stockholder shall take any and all actions reasonably necessary to suspend (until the Expiration Time) or terminate any and all plans adopted pursuant to Rule 10b5-1 promulgated under the Exchange Act to which such Stockholder is a party that relate to the Shares (each, a “10b5-1 Plan”).

5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents reasonably necessary or desirable to carry out the purpose and intent of this Agreement.

6. Consents and Waivers. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement or instrument to which Stockholder is a party or subject or in respect of any rights Stockholder may have. Stockholder further consents to the Company placing a stop transfer order on the Shares and any New Shares with its transfer agent(s) in accordance with Section 8.

7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate automatically and shall have no further force or effect as of the Expiration Time.

8. Company Covenants. The Company agrees to make a notation on its records and give instructions to its transfer agent(s) to not permit, prior to the Expiration Time, the transfer of any Shares or New Shares, except as permitted pursuant to Section 1(a).

9. Miscellaneous.

(a) Directors and Officers. Notwithstanding any provision of this Agreement to the contrary, Stockholder has entered into this Agreement in his or her capacity as a Stockholder of the Company, and nothing in this Agreement shall limit or restrict Stockholder from acting, if applicable, in the Stockholder’s capacity as a director or officer of the Company (it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company) or voting in Stockholder’s sole discretion on any matter other than those matters referred to in Section 2. Parent covenants that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity, which (i) alleges that any action taken (or not taken) by Stockholder solely in Stockholder’s capacity as a director or officer of the Company breaches or violates or would breach or violate any provision of this Agreement or the Proxy or (ii) challenges the right of Stockholder to vote or challenges the validity of or seeks to enjoin any vote by Stockholder on any matter other than those matters set forth in Section 2.

(b) Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by the other party hereto. The waiver of any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement. No delay or omission by Parent in exercising any right under this Agreement shall operate as a waiver of that right or any other right under this Agreement.

(c) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if sent via facsimile (receipt confirmed), or (iii) on the date of confirmation of receipt (or the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered to the parties at the following addresses or facsimile numbers (or pursuant to such other instructions as may be designated in writing by the party to receive such notice):

(i)	if to Parent, to:

350 Campus Drive

Marlborough, Massachusetts 01752

Attention: General Counsel

Telephone: (508) 323-5000

Facsimile: (508) 323-1044

with a copy to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, California 94304

Attention: Katharine A. Martin

Facsimile: (650) 493-6811

and to:

Wilson Sonsini Goodrich & Rosati

Professional Corporation

12 East 49th Street

30th Floor

New York City, New York 10017-8203

Attention: Robert D. Sanchez

Facsimile: (212) 999-5899

(ii)	if to Company, to:

7501B N. Capital of Texas Highway

Austin, Texas 78731

Attention: General Counsel

Telephone: (512) 681-8000

Facsimile: (512) 681-8499

with a copy to:

Vinson & Elkins L.L.P.

The Terrace 7

2801 Via Fortuna

Suite 100

Austin, Texas 78746-7568

Attention: Kyle Fox, Esq.

Facsimile: (512) 542-8612

(iii)	if to Stockholder: To the address for notice set forth on the signature page hereof.

(d) Headings. All captions and section headings used in this Agreement are for convenience only and do not form a part of this Agreement.

(e) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

(f) Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement and executed by each of the parties hereto.

(g) Severability. In the event that any provision of this Agreement, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

(h) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(i) Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j) Remedies. The parties acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

(k) No Assignment. Unless otherwise provided for herein, Stockholder may not assign this Agreement. This Agreement shall inure to the benefit of Parent, Company and their respective successors and assigns.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

3COM CORPORATION		STOCKHOLDER:

By:	/s/ Neal D. Goldman	/s/ John McHale
Name:	Neal D. Goldman	Signature
Title:	Senior Vice President, Management
	Services, General Counsel and Secretary	John McHale
Print Name

TIPPINGPOINT TECHNOLOGIES, INC.

By:	/s/ Adam Chibib	Address
Name:	Adam Chibib
Title:	Chief Financial Officer	Shares:

Company Common Stock: 1,280,387

Company Options:

McHale – Matheson Foundation

Company Common Stock: 66,667

[SIGNATURE PAGE TO COMPANY VOTING AGREEMENT]

APPENDIX A

IRREVOCABLE PROXY

The undersigned stockholder (“Stockholder”) of TippingPoint Technologies, Inc., a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints Bruce L. Claflin and Neal D. Goldman of 3Com Corporation, a Delaware corporation (“Parent”), and each of them, as the sole and exclusive attorneys-in-fact and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”), in accordance with the terms of this Proxy until the Expiration Time (as defined in the that certain Voting Agreement, dated of even date herewith, by and among Parent, the Company and Stockholder (the “Voting Agreement”)). The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned’s execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Time (as defined in the Voting Agreement).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to the Voting Agreement, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger, dated as of December 13, 2004, by and among Parent, the Company and certain other parties (the “Merger Agreement”). The Merger Agreement provides for the merger of a wholly owned subsidiary of Parent with and into the Company in accordance with its terms (the “Merger”), and Stockholder is receiving a portion of the proceeds of the Merger.

The attorneys-in-fact and proxies named above are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Time (as defined in the Voting Agreement), to act as the undersigned’s attorney-in-fact and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i) in favor of approval and adoption of the Merger Agreement and in favor of each of the other actions contemplated by the Merger Agreement and this Proxy and any action required in furtherance thereof;

(ii) against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement;

(iii) against any of the following actions (other than those actions contemplated by the Merger Agreement): (A) any merger, consolidation, business combination, sale of assets, reorganization or recapitalization of the Company or any subsidiary of the Company with any party, (B) any sale, lease, license or transfer of any significant part of the assets of the Company or any subsidiary of the Company, (C) any reorganization, recapitalization, dissolution, liquidation or winding up of the Company or any subsidiary of the Company, (D) any material change in the capitalization of the Company or any subsidiary of the Company, or the corporate structure of the Company or any subsidiary of the Company, or (E) any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement; and

(iv) in favor of waiving any notice that may have been or may be required relating to any reorganization of the Company or any subsidiary of the Company, any reclassification or recapitalization of the capital stock of the Company or any subsidiary of the Company, any sale of assets, change of control or acquisition of the Company or any subsidiary of the Company by any other person, or any consolidation or merger of the Company or any subsidiary of the Company with or into any other person.

The attorneys-in-fact and proxies named above may not exercise this Proxy on any other matter except as provided in clauses (i), (ii), (iii) or (iv) above, and Stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy shall terminate, and be of no further force and effect, automatically as of the Expiration Time.

[Remainder of Page Intentionally Left Blank]

*****

2

This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Time (as defined in the Voting Agreement).

Dated: December 13, 2004

/s/ John McHale
Signature

John McHale
Print Name

Address

Shares:

Company Common Stock: 1,280,387

Company Options:

McHale – Matheson Foundation

Company Common Stock: 66,667

[SIGNATURE PAGE TO PROXY]